Exhibit 99.3

THE MARCUS CORPORATION ANNOUNCES THE CLOSING OF COMMON STOCK OFFERING BY SELLING SHAREHOLDER

MILWAUKEE - - (BUSINESS WIRE) - - February 6, 2019 - - The Marcus Corporation (NYSE: MCS) (the “Company”) today announced the closing of a registered public offering of 1,725,000 shares (the “Shares”) of the Company’s common stock held by Southern Margin Loan SPV LLC (the “Selling Shareholder”). The number of Shares included the sale of 225,000 Shares pursuant to the Underwriter’s exercise in full of its option to purchase additional Shares. The Company issued the Shares to the Selling Shareholder in connection with the closing of the Company’s acquisition of the Movie Tavern in-theatre dining business (the “Movie Tavern Business”) on February 1, 2019. The Company did not sell Shares in the offering and did not receive any proceeds from the sale of the Shares by the Selling Shareholder in the offering.

Goldman Sachs & Co. LLC acted as the underwriter for the offering. The offering was made only by means of a prospectus and related prospectus supplement forming part of the automatic shelf registration statement that the Company filed with the Securities and Exchange Commission on February 1, 2019. Copies of the final prospectus supplement and the related prospectus may be obtained by contacting Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, or by phone at 1-866-471-2526, facsimile at 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com. An electronic copy of each of the final prospectus supplement and the related prospectus is available from the Commission’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any offer, solicitation or sale, of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About The Marcus Corporation

Headquartered in Milwaukee, The Marcus Corporation is a leader in the lodging and entertainment industries, with significant company-owned real estate assets. The Marcus Corporation’s theatre division, Marcus Theatres®, is the fourth largest theatre circuit in the U.S. and currently owns or manages 1,097 screens at 90 locations in 17 states. The company’s lodging division, Marcus® Hotels & Resorts, owns and/or manages 21 hotels, resorts and other properties in nine states. For more information, please visit the company’s website.

This press release contains “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to, the following: (1) the availability, in terms of both quantity and audience appeal, of motion pictures for our theatre division, as well as other industry dynamics such as the maintenance of a suitable window between the date such motion pictures are released in theatres and the date they are released to other distribution channels; (2) the effects of adverse economic conditions in our markets, particularly with respect to our hotels and resorts division; (3) the effects on our occupancy and room rates of the relative industry supply of available rooms at comparable lodging facilities in our markets; (4) the effects of competitive conditions in our markets; (5) our ability to achieve expected benefits and performance from our strategic initiatives and acquisitions; (6) the effects of increasing depreciation expenses, reduced operating profits during major property renovations, impairment losses, and preopening and start-up costs due to the capital intensive nature of our businesses; (7) the effects of weather conditions, particularly during the winter in the Midwest and in our other markets; (8) our ability to identify properties to acquire, develop and/or manage and the continuing availability of funds for such development; (9) the adverse impact on business and consumer spending on travel, leisure and entertainment resulting from terrorist attacks in the United States or other incidents of violence in public venues such as hotels and movie theatres; (10) a disruption in our business and reputational and economic risks associated with civil securities claims brought by shareholders; and (11) our ability to timely and successfully integrate the Movie Tavern operations into our own circuit. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Source: The Marcus Corporation

The Marcus Corporation

Douglas A. Neis

(414) 905-1100

2